                                                                     EXHIBIT 4.4




NUMBER                                                                    SHARES

              Incorporated Under The Laws Of The State Of New York



                             VILLAGEWORLD.COM, INC.

                                        See Reverse Side For Certain Definitions
                                                 and Restrictive Legend

                    TOTAL AUTHORIZED ISSUE 201,000,000 SHARES

    200,000,000 SHARES PAR VALUE $.001 EACH                                         1,000,000 SHARES PAR VALUE $.001 EACH
                 COMMON STOCK                                                                  PREFERRED STOCK



                CLASS C 6% CUMULATIVE CONVERTIBLE PREFERRED STOCK

This is to Certify that ________________________________________ is the owner of

                         **                               **
________________________________________________________________________________

   FULLY PAID AND NON-ASSESSABLE SHARES OF CLASS C 6% CUMULATIVE CONVERTIBLE
                               PREFERRED STOCK OF
                   VILLAGEWORLD.COM, INC. (the "Corporation")

transferable on the books of the Corporation by the holder hereof, in person or by duly authorized attorney, upon surrender of this Certificate, properly endorsed.

The powers, designations, preferences and relative, participating, optional, or other special rights of the shares of Class C 6% Cumulative Convertible Preferred Stock and the qualifications, limitations or restrictions of such preferences and/or rights, are set forth in an amendment to the Corporation's Certificate of Incorporation on file with the Department of State of the State of New York. Such amendment can also be secured from the Corporation by any stockholder who so requests and without charge.




IN WITNESS WHEREOF, the seal of the Corporation and the signatures of its duly authorized officers.

Dated: ___________________



___________________________________________               CORPORATE           ___________________________________________
David Levi,                       SECRETARY                 SEAL              Peter Keenan                      PRESIDENT